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                                                                    EXHIBIT 99.3

CONTACT:          INVESTOR RELATIONS            (NYSE: BMC)
                  (952) 851-6000                FOR IMMEDIATE RELEASE

         BMC INDUSTRIES TO RELEASE THIRD QUARTER 2000 EARNINGS AND HOST
                 CONFERENCE CALL ON WEDNESDAY, OCTOBER 25, 2000

October 17, 2000 -- BMC Industries, Inc. is scheduled to release its third quarter 2000 earnings results on Wednesday, October 25, 2000, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time).

The Company will host a conference call to discuss the earnings results later that morning at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call is available to investment professionals by dialing 800-260-0712 (U.S.) or 612-332-0228 (International). A replay of the call will be available beginning at 2:00 p.m. Central Time by dialing 800-475-6701 (U.S.) or 320-365-3844 (International) and using Access Code: 540867.

Individual investors will be able to hear the call live, through a simulcast offered by StreetEvents.com. To access this Webcast, go to the "Investor Relations" portion of the Company's Web site, www.bmcind.com, and click on the StreetEvents.com icon. A Webcast replay will be available from 6:00 p.m. Central Time, Wednesday, October 25, until 6:00 p.m. Central Time, Wednesday, November
25. Listening to the Webcast requires speakers and RealPlayer G2. If you do not have RealPlayer G2, download the free player at www.real.com.

BMC Industries, Inc., through its Vision-Ease Lens subsidiary, is a leading designer, manufacturer and distributor of polycarbonate, glass and hard-resin plastic eyewear lenses. BMC also, through its Buckbee-Mears division, manufactures precision imaged products such as aperture masks and a variety of photo-etched metal and electroformed parts. BMC is the only North American manufacturer of aperture masks, which are key components used in color television and computer monitor picture tubes. BMC's common stock is traded on the New York Stock Exchange under the symbol "BMC". For more information about BMC Industries, Inc., visit the Company's web site at www.bmcind.com.